UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

SATELLITE SECURITY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SATELLITE SECURITY CORPORATION.
3328 Granada Ave
San Diego, CA 92104
(619) 977-1515 ◦ Fax (619) 568-3148

April 28, 2008

To the Stockholders of Satellite Security Corporation:

The board of directors of Satellite Security Corporation, a Nevada corporation, is soliciting your consent to:

1.	elect each of Kyung Hoon Ahn, Young Jae Lee, Michael Levinsohn and Sung Hwan Park to the board of directors; and
2.	change the company's name from "Satellite Security Corporation" to "Mobicom Corporation"

We are soliciting stockholder approval by written consent, and in lieu of a meeting of stockholders, because our board of directors believes that it is in the best interests of the company and its stockholders to solicit such approval in the most cost effective manner. A form of written consent is enclosed for your use.

We intend to first mail this consent solicitation statement and accompanying consent card on or about April 28, 2008. The consent solicitation statement is being mailed to the holders of record of our common stock as of the close of business on April 23, 2008. This date is referred to as the “record date.” Written consents of stockholders representing a majority of the voting power of our outstanding common stock as of the record date are required to approve the name change.

Your consent is important regardless of the number of shares of stock that you hold.  Although our board of directors has approved the name change, it will only be effective if we receive the written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the record date.  If you consent to the two proposals set forth above and discussed in the enclosed consent solicitation statement, please sign and date the enclosed written consent and return it to us at your earliest convenience.  Your cooperation in promptly returning your consent will help limit expenses incident to consent solicitation.

By Order of the Board of Directors

/s/ Michael Levinsohn

Michael Levinsohn
Chief Executive Officer

SATELLITE SECURITY CORPORATION
3328 Granada Ave
San Diego, CA 92104
(619) 977-1515

CONSENT SOLICITATION STATEMENT

GENERAL

This consent solicitation statement has been filed with the Securities and Exchange Commission, or the SEC, and is being furnished to the holders of the outstanding shares of common stock, par value $0.001, of Satellite Security Corporation, a Nevada corporation, "we," "us," "our," or the "Company," as of April 23, 2008.

The purpose of this consent solicitation statement is to obtain the consent of stockholders to:

1.
elect each of Kyung Hoon Ahn, Young Jae Lee, Michael Levinsohn and Sung Hwan Park to our board of directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified; and

2.	change the company's name from "Satellite Security Corporation" to "Mobicom Corporation"

This consent solicitation statement will be first mailed on or about April 28, 2008 to those persons who were our stockholders as of the close of business on April 23, 2008.

Only one consent solicitation statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders at such address. We will undertake to deliver promptly upon written or oral request a separate copy of this consent solicitation statement to a stockholder at a shared address to which a single copy of this consent solicitation statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices (address below), stating your name, your shared address, and the address to which we should direct the additional copy or by calling our principal executive offices (number below).  If multiple stockholders sharing an address have received one copy of this Consent solicitation statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this consent solicitation statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail, fax or telephone call to our principal executive offices.

Satellite Security Corporation
3328 Granada Ave, San Diego, CA 92104
Fax (619) 568-3148 Phone (619) 977-1515

THE CONSENT PROCEDURE

General

We are soliciting stockholder approval by written consent, and in lieu of a meeting of stockholders, because our board of directors believes that it is in the best interests of the company and its stockholders to solicit such approval in the most cost effective manner.

Voting; Record Date; Vote Required

Only holders of record on April 23, 2008, the record date, will be entitled to consent to the proposals discussed herein.  On the record date there were 52,222,034 shares of our common stock outstanding.  Our common stock constitutes our sole outstanding class of voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

In order to be elected to our board of directors, we must receive written consents of stockholders approving the election of the nominee representing a majority of the voting power of our outstanding common stock as of the record date.  Similarly, with respect to the name change, it will be approved by our stockholders if we receive written consents of stockholders representing a majority of the voting power of our outstanding common stock as of the record date.

The form of written consent is enclosed with this consent solicitation statement. A written consent form that has been signed, dated and delivered to us with the "CONSENT" box checked will constitute consent for the respective proposal.  A written consent form that has been signed, dated and delivered to us without any of the boxes checked or with the "WITHHOLD CONSENT" or "ABSTAIN" boxes checked will be counted as a vote against the respective proposal.

Consents, once dated, signed and delivered to us, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to us before the time that we have received written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the record date.  Written consents may be delivered to us via facsimile to (619) 568-3148 or mailed to the following address:

Satellite Security Corporation
3328 Granada Ave
San Diego, CA 92104

Your consent is important regardless of the number of shares of stock that you hold. Your cooperation in promptly returning your consent will help limit expenses incident to consent solicitation. Any questions regarding the proposal or the written consent may be directed to us at the address above or by calling us at (619) 977-1515.

Expense of Consent Solicitation

We will pay the expense of soliciting the consents and the cost of preparing, assembling and mailing material in connection therewith.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our directors, officers and other regular employees.

PROPOSAL  #1
ELECTION OF DIRECTORS

Our board of directors currently consists of five directors.  One of our current directors, Mr. Zirk Engelbrecht, is not standing for re-election.  Directors are elected at each annual meeting of stockholders and, if elected, hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, subject to any such director's earlier resignation or removal.

Vote Required

We must receive written consents of stockholders representing a majority of the voting power of our outstanding common stock as of the record date approving the election of a nominee in order for that nominee to be elected to our board of directors.  Shares represented by executed written consents will be voted, if authority to do so is not withheld, for the election of the nominees for the nominees named below. Each person nominated for election has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unable to serve.

Director Nominees

Our board of directors has nominated the four individuals set forth below for election. If elected, the nominees will serve as directors until the next annual stockholders meeting and until their successors are elected and qualified subject to earlier resignation or removal. There are no family relationships among members of our management or our board of directors.

Name	Position with Satellite	Age	Held Position Since
Kyung Hoon Ahn	Director	44	January 2008
Young Jae Lee	Director	44	January 2008
Michael Levinsohn	Director and Chief Executive Officer	45	January 2008
Sung Hwan Park	Director and Chairman of the Board	42	January 2008

Sung Hwan Park.  Mr. Park is a director and the chairman of our board of directors.  Mr. Park has been involved with the management of Mobicom Korea Ltd. since February 21, 2007. Mr. Park is a prominent figure in the Korean venture capital and mergers and acquisitions markets. He has served as a fund manager for Nomura Securities and numerous other blue chip financial institutions. Mr. Park graduated from Waseda University in Japan and holds an MBA from Harvard Business School. Mr. Park served as a director for Human Intelligence Inc. from 2001 until February 2007.  Mr. Park also serves as a director for EcoPetro Co. Ltd. and Neowiz Inc as well as being the chairman of HI Group and Jungsoft Inc.

Young Jae Lee.  Mr. Lee is a director and since February 21, 2007, Mr. Lee has served, and is currently serving, as the Chairman of Mobicom Korea Ltd.  Mr. Lee also served as the chief executive officer of HanilWorld, from 1999 to February 2007. HanilWorld is a leading manufacturer of products for the water purification industry. Mr. Lee is the vice-chairman of the Guro District Chamber of Commerce and Industry in Seoul and a director of Yonsei University Alumni Association. He holds a Masters degree in Economics from Yonsei University.

Kyung Hoon Ahn.  Mr. Ahn is a director and has been involved in project management and research development for Mobicom Korea Ltd. since February 21, 2007 is currently serving, as the President of Mobicom Korea Ltd. Prior to joining Mobicom Korea Ltd., Mr. Ahn was a senior researcher at ACNielsen and a senior manager with BBDO Dongbang, a leading advertising agency in Korea. Mr. Ahn was the former chief executive officer of Korea Database & Consulting Company and DB Interactive where he was the chief executive officer from October 1999 to June 2006. DB Interactive was recognized by the Korean government as the number one start up company in Korea in 2000. Mr. Ahn holds a BA degree in Business Administration from the Sogang School of Communications.

Michael Levinsohn.  Mr. Levinsohn is a director and our chief executive officer.  Mr. Levinsohn has received no remuneration for his services as either a director or as chief executive officer, neither has he entered into any formal contract of employment with us or Mobicom Korea Ltd., as of the date of this filing.  Mr. Levinsohn has been the Managing Director of Sterling Trust (Pty) Ltd. since March 1988.  Mr. Levinsohn is a co-founder of Webworks (Pty) Ltd., a leading developer and operator of customer relationship management and loyalty programs, and he was a director of Webworks from June 2000 to October 2002. Mr. Levinsohn is also currently a director of Carnoustie Investment Holdings (Pty) Ltd. and Digital Vouchers (Pty) Ltd.

Board of Directors Recommendation

Our board of directors recommends a vote "for" the election of each of the foregoing nominees to our board of directors.

* * * * *

PROPOSAL #2
TO CHANGE THE NAME OF THE COMPANY
FROM "SATELLITE SECURITY CORPORATION"
TO "MOBICOM CORPORATION"

General

Our board of directors approved the name change on February 26, 2008.  Pursuant to Section 78.390 of the Nevada Revised Statutes, or the "NRS," the approval of a majority of a corporation's voting power is required in order to effect the name change. Section 78.320(2) of the NRS eliminates the need to hold a special meeting of stockholders to approve the name change by providing that, unless our articles of incorporation or bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company's voting power.  Accordingly, we are seeking your consent to approve of the name change. A form of the certificate of amendment that we would file with the Nevada Secretary of State to effectuate the name change, if approved by our stockholders, is attached hereto as Appendix A.

Amendment of our Articles of Incorporation to Change the Name of the Company

On February 26, 2008, our board of directors adopted resolutions authorizing and recommending that our stockholders approve the name change.  If, and when, we obtain the requisite stockholder approval of the name change, we intend to file a certificate of amendment to our articles of incorporation with the Nevada Secretary of State to effect the name change. The effective date of the name change will be the date we file such certificate of amendment.  However, our board of directors reserves the right to abandon the name change at any time prior to the effective date if it deems it appropriate to do so in its sole discretion.

Our board of directors approved the name change because our wholly-owned subsidiary, Mobicom Korea Ltd., develops proprietary, interactive applications and services for the mobile telephone industry, and our board of directors believed that our name should reflect the industry in which we primarily operate.  Our current name, Satellite Security Corporation, reflected the line of business in which we previously operated.

Board of Directors Recommendation

Our board of directors unanimously recommends that stockholders approve the amendment to our articles of incorporation to change the name of the Company from "Satellite Security Corporation" to "Mobicom Corporation."

* * * * *

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Board Structure and Meetings

During our fiscal year ended December 31, 2007, our board of directors consisted solely of one director, Zirk Engelbrecht.  In connection with our acquisition of Mobicom Korea Ltd., a Korean corporation (fka AIMMS Co., Ltd.), which was effective December 31, 2007, we appointed each of Kyung Hoon Ahn, Young Jae Lee, Michael Levinsohn and Sung Hwan Park to our board of directors.

Our board of directors has not established any committees as of the date hereof.

Audit Committee

We do not currently have an audit committee or "audit committee financial expert."  We are seeking additional board members, including at least one additional director who qualifies as a "financial expert" to serve as member of our audit committee.  But as of the date hereof, we have not identified such a director.

Changes in Nominee Recommendation Procedures

Our board of directors has not established a formal process for stockholders to nominate directors or to send communications to members of our board of directors.  Any stockholder may send a communication or nomination to any member of our board of directors to our address 3328 Granada Ave, San Diego, CA 92104, Attn: Chief Executive Officer.  If we receive a communication, we will forward it to the relevant member of the board of directors, and if we receive a director nomination, we will forward it to the entire board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities.  Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely on our review of the copies of such reports that were furnished to us, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2007 were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners, except Mr. Levinsohn who failed to file a Form 3 upon his appointment to our board of directors and failed to file a Form 4 reporting his acquisition of 1,000,000 shares of our common stock on January 3, 2008.

Code of Ethics

We adopted a Code of Ethics that applies to our officers and directors.  A copy of such code is attached as Exhibit 14 to our Form 10-KSB filed on April 19, 2006.  A copy is also available free of charge upon request to us at 3328 Granada Ave, San Diego, CA 92104, Attn: Chief Executive Officer.

Executive Compensation

Currently, we only have one executive officer, Mr. Michael Levinsohn, who serves as our chief executive officer.  Until Mr. Levinsohn's appointment, Mr. Zirk Engelbrecht served in that office, a position he held since December 2006.  We did not pay any compensation to our named executive officers during the fiscal years ended December 31, 2007 or December 31, 2006.  We did not have an employment agreement with our former chief executive officer, Mr. Engelbrecht, and did not compensate Mr. Engelbrecht for his services as chief executive officer.  We do not currently have an employment agreement with Mr. Levinsohn, our current chief executive officer, nor do we compensate him for his services as our chief executive officer.  However, we intend to enter into an employment agreement with him in the future.

Mr. Young Jae Lee has been appointed as the Chairman, Mr. Kyung Hoon Ahn the President and Mr. Jeong-Hun Lee as the Chief executive officer of Mobicom Korea Ltd., a Korean corporation and our wholly owned subsidiary. Neither Mr. Lee, nor Mr. Ahn, nor Mr. Lee received compensation from Mobicom Korea Ltd. for their services in excess of $100,000 for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers have or received any equity awards, including, options, restricted stock or other equity incentives, as of December 31, 2007.

Director Compensation

Other than the reimbursement of actual and ordinary out-of-pocket expenditures, we did not compensate any of our directors for their services as directors during 2007, nor do we have any such compensation arrangements currently in place.  In the future, we may adopt a policy of paying directors a fee for their attendance at board and committee meetings.

We plan to enter into indemnification agreements with each of our directors (and our executive officers) on terms which we believe are reasonable and customary and comparable to those entered into by other publicly-traded companies in the United States.

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

As of March 31, 2008, we had 52,222,034 shares of common stock outstanding.  The following table sets forth information regarding the beneficial ownership of our common stock as of that date with respect to (i) our named executive officers and directors; (ii) our named executive officers and directors as a group; and (iii) all persons which we, pursuant to filings with the SEC and our stock transfer record by each person or group, know to own more than 5% of the outstanding shares of our common stock.  Under SEC rules, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as warrants or options to purchase shares of our common stock.

Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.  Each stockholder, unless otherwise indicated, may be contacted at our corporate offices unless otherwise indicated in the footnotes below.  Unless otherwise stated in the table below, the address of each beneficial owner is Satellite Security Corporation, 3328 Granada Ave, San Diego, California 92104.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Officers and Directors
Zirk Engelbrecht, Director (1)	1,030,000	1.9%

Sung Hwan Park, Director	2,000,000	3.8%
Jamwon 63-2 Shinbanpo Chunggu Apt. 101-506, Secho-gu, Seoul Korea

Young Jae Lee, Director and Joint Chief Executive Officer of Mobicom Korea Ltd.	3,900,000	7.5%
Lake Place 133-701 Jamsil-Dong 44, Songpa-Gu, Seoul, Korea

Kyung Hoon Ahn, Director and Joint Chief Executive Officer of Mobicom Korea Ltd.	2,200,000	4.2%
Yeoksam-Dong 685-19, Kangnam-gu, Seoul, Korea

Michael Levinsohn, Director and Chief Executive Officer	1,000,000	1.9%
607 Ashwood Drive, Cedar Lake Estate, Fourways, Johannesburg, South Africa

All current directors and executive officers as a group (five person)	9,102,717	17.4%

5% Stockholders
Young Jae Lee	3,900,000	7.5%
Lake Place 133-701 Jamsil-Dong 44, Songpa-Gu, Seoul, Korea

Oh Jea Hyoung	3,066,000	5.9%
Chorok Apt. 101-604, Hwagok 3-dong 1139, Kangseo-Gu, Seoul, Korea

Jeon Seong Yong	2,982,000	5.7%
Daelim Apt 2-507, Jamwon-dong, Seocho-gu, Seoul, Korea

Pacific Horizon Holdings Co., Ltd.	2,632,208	5.0%
Younhji Bldg. 3 Fl. Chungdam-dong Gangnam-gu, Seoul, Korea
(1) Mr. Engelbrecht is one of our directors, but is not standing for re-election.  The number of shares beneficially owned includes 1,000,000 shares owned by WealthMakers, Ltd.  Mr. Engelbrecht serves as chief executive officer of that entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Related Transactions

As explained in greater detail in our previous filings with the SEC, including in our Current Report on Form 8-K filed with SEC on July 2, 2007, on June 29, 2007 we entered into the Noteholders Agreement with the Noteholders pursuant to which we agreed to consent to the Noteholders foreclosure on, and to transfer to the Noteholders, substantially all of our assets including the stock of our subsidiary entities.  In exchange, the Noteholders agreed to, among other things, convert all outstanding amounts due and all obligations under the Notes into an aggregate of 2,000,000 shares of our common stock, waive all breaches, defaults, penalties, accrued and unpaid interest, charges, fees and costs, and cancel all outstanding warrants issued to the Noteholders in connection with the Notes.  Further, in exchange for certain covenants of Mr. Engelbrecht with respect to the assumption of certain of the Company's liabilities, the performance of services for the Company and indemnification of the Company from certain liabilities, the Noteholders each agreed to reimburse Mr. Engelbrecht for certain expenses incurred in an amount up to $150,000 and to transfer to Mr. Engelbrecht or his designee 50% or 1,000,000 shares of the 2,000,000 shares of the Company's common stock issuable to the Noteholders upon conversion of the Notes.  In our Current Report on Form 8-K filed with the SEC on September 18, 2007, we reported that on September 14, 2007, the transactions contemplated under the Noteholders Agreement were consummated.

On November 30, 2007, we entered into the Exchange Agreement with Mobicom Korea Ltd. (fka AIMMS Co., Ltd.) and all of its stockholders.  We completed the transactions contemplated by the Exchange Agreement on December 31, 2007.  In connection with the share exchange, there was a change of control as result of the issuance of the 50,000,000 shares of our common stock, which represented 96% of our outstanding common stock immediately following such issuance.  In addition, we appointed Sung Hwan Park, Young Jae Lee, Kyung Hoon Ahn and Michael Levinsohn, to our board of directors, effective as of January 8, 2008.  Under the terms of the Exchange Agreement we acquired the business of Mobicom Korea Ltd. through an acquisition of all of its outstanding stock from its stockholders.  In exchange we issued, in the aggregate, 50,000,000 shares of newly issued common stock to the Mobicom Korea Ltd. stockholders.  Immediately following the closing of the Share Exchange, Mobicom Korea Ltd. became our wholly owned subsidiary and the Mobicom Korea Ltd. stockholders owned approximately 96% of our outstanding stock.  At the closing, we issued shares of our common to the individuals being appointed to our board of directors in exchange for their shares of Mobicom Korea Ltd. stock.  See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," above.

In September 2007, Mobicom Korea Ltd. purchased $774,968 worth of computer hardware from a significant shareholder in exchange for 1,462,000 shares of its common stock.

In March 2007, Mobicom Korea Ltd. purchased software from a significant shareholder totaling $1,253,140 through the issuance of a note payable due in five equal annual installments beginning December, 2008 payable at 5% interest.  As of September 30, 2007, interest accrued on the note payable totaled $36,736.  In October 2007, the software was returned to the shareholder and the note payable was cancelled.

From September 2007 to December 2007, Mobicom Korea Ltd. loaned one of its employees an aggregate amount of $11,026, which is secured by the employee’s salary

From September 2007 to December 2007, one of the officers of Mobicom Korea Ltd. advanced $221,570 to Mobicom Korea Ltd. for operating expenses.  The advances are unsecured, interest free and payable on demand.

Parent Companies

We do not have a parent company.

Director Independence

Our board of directors currently consists of five members, Messrs. Ahn, Engelbrecht, Lee, Levinsohn and Park, none of which, other than Mr. Park, are currently considered independent under the definition of independence used by any national securities exchange or any inter-dealer quotation system.  Mr. Park is considered independent under the definition of independence established by The Nasdaq Stock Market.

PRINCIPAL ACCOUNTANT AUDIT FEES AND SERVICES FEES

We have selected Gruber & Company, LLC ("Gruber & Co."), as our independent registered public accounting firm for 2008. Gruber & Co. was our principal accountant for the fiscal year ended December 31, 2007.  Our principal accountant for the fiscal year ended December 31, 2006, was Tauber & Balser P.C. ("Tauber")

On May 17, 2007, we informed Tauber that it was being dismissed as our principal accountants, effective immediately. The decision to dismiss Tauber was approved by our board of directors.  Tauber’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for a note indicating that there was substantial doubt as to our ability to continue as a going concern.

During the years ended December 31, 2005 and December 31, 2006, and in the subsequent interim period, there were: (i) no disagreements between us and Tauber on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tauber, would have caused Tauber to make reference to the subject matter of the disagreement in their reports on the financial statements for such years; and (ii) no “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

On May 17, 2007, we engaged Gruber & Co. as our new principal accountants. The decision to engage Gruber & Co. was approved by our board of directors. Before engaging Gruber & Co., we had not consulted Gruber & Co. regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Audit Fees

We paid an aggregate of $35,000 to our principal accountant, Gruber & Co., for the annual audit and reviews of our annual financial statements included in our Form 10-QSBs, and for services normally provided in connection with such filings for the fiscal year ended December 31, 2007. We paid an aggregate of $103,900 to our former principal accountant, Tauber for the annual audit and reviews of our annual financial statements included in our Form 10-QSBs, and for services normally provided in connection with such filings for the fiscal year ended December 31, 2006.

Audit-Related Fees, Tax Fees, All Other Fees

Other than the fees set forth under "Audit Fees," above, we paid $0 and $4,042 to our principal accountant for audit-related services; tax compliance, tax advice or tax planning services for the fiscal years ended December 31, 2007 and 2006, respectively.

Audit Committee Pre-Approval Policies

We do not have an audit committee.  Our board of directors has approved all of the fees paid and identified herein to our principal accountant and will continue to do so until we establish an audit committee.  Once we establish an audit committee, we intend to adopt pre-approval policies and procedures for payments to our principal accountant.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, officer, associate of any director, officer or any other person has any substantial interest, direct or indirect, in the proposals to be acted upon (other than in connection with their respective election to our board of directors).

SHAREHOLDER PROPOSALS

The deadline for submitting shareholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of shareholders is December 30, 2008. Proposals received after December 30, 2008 will be considered untimely.  In addition, the acceptance of such proposals is subject to SEC guidelines.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC, located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-QSB, Annual Reports on Form 10-KSB, and other reports, statements and information as required under the Exchange Act.

The reports, statements and other information that we have filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and proxy statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

By Order of the Board of Directors

April 28, 2008	/s/ Michael Levinsohn
San Diego, CA	Michael Levinsohn, Chief Executive Officer and Director

Proposed Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:	Satellite Security Corporation

2.  The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Amended and Restated Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is Mobicom Corporation.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___________%

4. Effective date of filing (optional):

5. Officer Signature (required):

WRITTEN CONSENT SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF SATELLITE SECURITY CORPORATION

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IN THE ABSENCE OF ANY DIRECTION, THIS CONSENT WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES SET FORTH BELOW AND FOR THE NAME CHANGE.

1.  Proposal to elect each of Kyung Hoon Ahn, Young Jae Lee, Michael Levinsohn and Sung Hwan Park to the board of directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified:

MARK ONLY ONE OF THE FOLLOWING THREE BOXES
☐ CONSENTS / FOR	☐ WITHHOLDS CONSENT / AGAINST	☐ ABSTAINS

2. Proposal to change the company's name from "Satellite Security Corporation" to "Mobicom Corporation":

MARK ONLY ONE OF THE FOLLOWING THREE BOXES
☐ CONSENTS / FOR	☐ WITHHOLDS CONSENT / AGAINST	☐ ABSTAINS

3.  The undersigned represents that the undersigned owns the following number of shares of common stock of Satellite Security Corporation (please insert number):.

Please sign exactly as the name or names appear on your stock certificate(s).  If the shares are issued in the names of two or more persons, all such persons should sign the consent form.  A consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:

Stockholder Name (printed):

Signature:

Title (if applicable):

Signature (if held jointly):

Title (if applicable):

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VIA FAX TO (619) 568-3148